CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 (the “Registration Statement”) of our reports dated February 23, 2012 relating to the financial statements and financial highlights of 500 Index Trust, 500 Index Trust B, International Equity Index Trust A, International Equity Index Trust B, Total Bond Market Trust A, Total Bond Market Trust B, and our reports dated February 29, 2012 relating to the financial statements and financial highlights of American Blue Chip Income and Growth Trust, American Growth-Income Trust, International Opportunities Trust, and International Growth Stock Trust, certain of the portfolios comprising John Hancock Variable Insurance Trust appearing in the respective December 31, 2011 Annual Reports to Shareholders. We also consent to the references to us under the headings “Financial Statements” and “Financial Highlights of the Funds” in the Proxy Statement/Prospectus and “Information Incorporated by Reference” in the Statement of Additional Information, which constitute parts of the Registration Statement.

We hereby also consent to the incorporation by reference in the April 30, 2012 Prospectus and Statements of Additional Information of John Hancock Variable Insurance Trust, each as supplemented, of our reports dated February 23, 2012 and February 29, 2012, relating to the financial statements and financial highlights appearing in the respective December 31, 2011 Annual Reports to Shareholders, which are incorporated by reference in the Registration Statement. We also consent to the references to us under the headings “Financial Highlights” and “Independent Registered Public Accounting Firm” in the April 30, 2012 Prospectus and Statements of Additional Information of John Hancock Variable Insurance Trust.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Boston, Massachusetts

July 10, 2012